Exhibit 10.42



                                              Contingent Performance Shares
                                                           1995

                         RJR NABISCO HOLDINGS CORP.

                       1990 LONG TERM INCENTIVE PLAN

                   CONTINGENT PERFORMANCE SHARE AGREEMENT

                      DATE OF GRANT: DECEMBER 5, 1995
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                            W I T N E S S E T H:

     1. Grant. Pursuant to the provisions of the RJR Nabisco Holdings Corp.
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1990 Long Term Incentive Plan (the "Plan"), RJR Nabisco Holdings Corp. (the
"Company") on the above date has granted to

                    STEVEN F. GOLDSTONE (the "Grantee"),

subject to the terms and conditions which follow and the terms and conditions of the Plan, a total of

                   200,000 Contingent Performance Shares.

A copy of the Plan is attached and made a part of this agreement with the same effect as if set forth in the Agreement itself. The initial grant value of each Contingent Performance Share shall be the composite closing price of the Common Stock of the Company on the Date of Grant. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2. Performance Objective. For the three-year performance period
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commencing on December 31, 1995 and ending December 31, 1998 (the
"Performance Period"), the Committee has determined that the Performance Objective shall be the following: the average composite closing price of Common Stock of the Company must equal or exceed $43.75 for any period of 30 consecutive calendar days during the Performance Period as reported in the Wall Street Journal for days that Common Stock of the Company is traded on the New York Stock Exchange. In the event that the Common Stock of the Company is reduced in value as the result of the spin-off of a subsidiary ("Spin-off Company"), the Performance Objective shall be the following: the combined average composite closing price of the Common Stock of the Company and the Spin-off Company must equal or exceed $43.75 for any period of 30 consecutive calendar days during the Performance Period as reported in the Wall Street Journal for days that the Common Stock of the Company and the Spin-off Company are traded on the New York Stock Exchange.




































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     3. Vesting and Payment of Contingent Performance Shares. Should the
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Performance Objective be achieved during the Performance Period either before or after a Change of Control (as defined in the Plan), the Contingent Performance Shares shall vest completely and shall be payable to Grantee, if he is still actively employed on December 31, 1998, as soon as practicable after December 31, 1998. Notwithstanding the foregoing should the Performance Objective be achieved during the Performance Period either before or after a Change of Control and during such Performance Period Grantee terminates for Good Reason or is terminated by the Company without Cause, the Performance Shares shall vest completely and shall be payable at the later of (i) the achievement of the Performance Objective or (ii) such qualifying termination. Unless otherwise determined by the Committee, Contingent Performance Shares so earned will be paid in Common Stock. Payment value for tax and other calculations shall be based on the composite closing price of Common Stock on the date the Performance Shares become payable.

     4. Deferral. Deferral of a payment of Contingent Performance Shares
        --------
shall be pursuant to the provisions of the Plan; provided, however, deferral for this Grant, unless otherwise determined by the Committee, shall only be by means of a Common Stock credit, and in no event, may a deferred award be paid within six months of the date of deferral.

     5. Transferability. Other than as specifically provided in the Plan
        ---------------
with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

     6. No Right to Employment. Neither the execution and delivery of this
        ----------------------
Agreement nor the granting of the Performance Shares evidenced hereby shall constitute any agreement or understanding express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause. "Termination of employment" under the Plan and this Agreement means termination from active employment; it does not mean the termination of pay and benefits at the end of salary continuation (or other form of severance pay or pay in lieu of salary).

     7. Change in Common Stock or Corporate Structure. In the event that the
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outstanding share of the Common Stock subject to the Contingent Performance
Shares are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities by reason of a merger, consolidation, recapitalization, reclassified stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Contingent Performance Shares shall be payable, subject to paragraph 2 hereof. Any adjusment made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.


























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     8. Notices. Any notices required to be given hereunder to the Company
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shall be addressed to The Secretary, RJR Nabisco Holdings Corp., 1301
Avenue of the Americas, New York, NY 10019-6013 and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

     9. Grantee. In consideration of the grant, the Grantee specifically
        -------
agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.

                              RJR NABISCO HOLDINGS CORP.

                              By /s/
                                 -----------------------
                                 Authorized Signatory



/s/ Steven F. Goldstone
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          GRANTEE




Grantee's Taxpayer Identification Number:



      ###-##-####
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Grantee's Home Address:

     205 Silver Spring Road
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     Ridgefield, CT 06877
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